EXHIBIT 10.1

                   REORGANIZATION AND STOCK PURCHASE AGREEMENT

This REORGANIZATION AND STOCK PURCHASE AGREEMENT dated as of October 15, 2002 (this "Agreement") is by and between Vermont Witch Hazel Company, Inc., a Nevada Corporation ("VWHC" or the "Company"), Shareholders of VWHC who are or will be the owners of or otherwise represent at least fifty-one percent (51%) of all the issued and outstanding common stock of the Company (the "Shareholders"), and Ming Tung Chok and Nancy Chu (collectively referred to as "Purchaser") and Soyo, Inc., a Nevada Corporation ("SOYO"). VWHC acknowledges and agrees that the terms and provisions of this Agreement, including without limitation the shares of stock transferable hereunder, may be assigned by Purchaser.

Its authorized capital consists of 75,000,000 shares of common stock, par value $0.001. As of the effective date of this Agreement, VWHC has issued and outstanding 11,817,250 common shares (the "Outstanding Shares"). VWHC has no shares of preferred stock outstanding and will have no outstanding options, warrants, rights or other contractual arrangements relating to the ability or requirement to issue any additional shares of common or preferred stock.

The respective boards of Directors of VWHC, SOYO, and the Shareholders deem it advisable and in the best interests of their corporations and Shareholders of their corporations that the Purchasers acquire securities of VWHC in accordance with the terms and conditions of this Agreement.

                               W I T N E S S E T H

         WHEREAS, Shareholders desires to sell to Purchaser 6,026,798 shares of the Company's common stock, $0.001 par value per share, (the "Shares"), representing approximately 51% of the Company's issued and outstanding shares of the Common Stock of the Company, on the terms and condition set forth in this Stock Purchase Agreement ("Agreement"), and

         WHEREAS, Purchaser desires to buy the Shares on the terms and conditions set forth herein, and

         WHEREAS, the Company joins in the execution of this Agreement for the purpose of evidencing its consent to the consummation of the foregoing transactions and for the purpose of making certain representations and warranties to and covenants and Agreements with the Purchaser.

         NOW THEREFORE, in consideration of the promises and respective mutual Agreements herein contained, it is agreed by and between the parties hereto as follows.

1. PLAN OF REORGANIZATION. The Shareholders signing this Agreement are the owners of or otherwise represent not less than 51% of the Outstanding Shares of VWHC which the Shareholders represent is a sufficient majority to carry any vote for approval of this Agreement under the corporate law of the state of Nevada, the Articles of Incorporation of VWHC, and the By-laws of VWHC. At the closing, Purchasers and or assigns shall acquire 28,182,750 common shares and 1,000,000 convertible Preferred shares (the "New Shares") from treasury.

2. CONSIDERATIONS AND PAYMENT FOR THE SHARES.. Consideration for the events outlined in heading (1) above shall be

(a) In consideration for the Shares, Purchaser shall pay to the Seller the purchase price of Three Hundred Thousand ($300,000.00) Dollars U.S. by cashier check or wire transfer.

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(b)      The  exchange of all the issued and  outstanding  stock of SOYO for the original issuance of 1,000,000 new shares of Convertible Preferred stock $0.001 par value, to be valued at $1,000,000 and 28,182,750 new shares of common stock $0.001 par value from treasury of VWHC thereby making SOYO a wholly owned subsidiary of VWHC.

(c) On the Closing Date (as hereinafter defined) the Board of Directors of VWHC will deliver:
         (i) authorized minutes of the board authorizing this transaction;
         (ii) the corporate records of VWHC.
         (iii) the resignations of the officers & directors

3. CLOSING DATE; PLACE OF CLOSING;. The Closing Date shall be October 18, 2002. The Closing Date can be changed by mutual Agreement but in no event shall the Closing Date extend beyond 20 days from the date of signing this Agreement. PLACE OF CLOSING shall be Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas. 75034

4. DELIVERY OF VWHC SHARES. On or before the Closing Date, VWHC and Shareholders will have ready for delivery certificates representing the New Shares of VWHC to be delivered to SOYO and/or assigns. Delivery shall be made at such place as to be determined by parties.

5. REPRESENTATIONS AND WARRANTIES OF VWHC: VWHC represents and warrants to SOYO as follows:

         (a) As of the CLOSING DATE, the 6,026,798 shares of VWHC common stock to be delivered to Purchasers will constitute duly and validly issued shares of VWHC, and are fully paid and nonassessable, and will be legally equivalent in all respects to the common stock issued and outstanding as of the date thereof

         (b) The officers of VWHC have the power and the authority to execute this Agreement and to perform the obligations contemplated hereby;

         (c) The authorized capital stock of VWHC consist of 75,000,000 shares of common stock, par value $0.001 and 10,000,000 shares of preferred. As of the Closing VWHC will have issued and outstanding 40,000,000 common shares and 1,000,000 preferred shares. No shares have otherwise been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock and preferred stock of VWHC are validly issued, fully paid and non-assessable and as of the Closing Date there will not be outstanding any other warrants, options or other Agreements on the part of VWHC obligating VWHC to issue any additional shares of common or preferred stock or any of its securities of any kind;

         (d) All requisite corporate and other authorizations for the execution of the Agreement and performance thereof have been obtained.

         (e) Except as otherwise disclosed there is no pending threatened litigation or other legal actions, proceedings or investigations.

         (f) The authorized capital stock is as set forth in this Agreement, and all outstanding shares are duly authorized, validly issued and fully paid.

         (g) VWHC has complied with all filing requirements with the Securities and Exchange Commission and said filings conform to the requirements of said Commission.

         (h) All prior actions of the corporation in connection with filings have conformed to applicable state and federal law.

         (i) Neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or Bylaws of VWHC; will violate, conflict with or result in the breach or termination of or otherwise give any contracting party the right to terminate or constitute a default under the terms of any Agreement or instrument to which VWHC is a party or by which any of its property or assets may be bound; will result in the creation of any lien, charge or encumbrance upon the properties or assets of VWHC, will violate any judgment, order, injunction, decree or award against or binding upon VWHC or upon its securities, property or business;

         (j) VWHC has no current business or operations of any nature whatsoever, has not sold any asset, provided any service for compensation or incurred any obligation or liability except as otherwise specified in VWHC's Financial Statements. No shareholder of VWHC has any right to cause VWHC to register securities of VWHC with the SEC.

         (k) There are no contracts, Agreements, arrangements or understandings entered into by VWHC which cannot be terminated by VWHC upon 30 days written notice to the other party or parties to such contracts or Agreements (except the contract by and between VWHC and Securities Transfer Corporation, Frisco, TX, relating to stock transfer services provided for VWHC).

6. REPRESENTATIONS AND WARRANTIES OF SOYO. SOYO represents and warrants as follows:

         (a) SOYO has taken all necessary corporate action to authorize the execution of this AGREEMENT and the transactions contemplated hereunder.

         (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or Bylaws of SOYO; will violate, conflict with or result in breach or termination of or otherwise give any contracting party the right to terminate or constitute a default under the terms of any Agreement or instrument to which SOYO is a party or by which any of its property or assets may be bound; will result in the creation of any lien, charge or encumbrance upon the properties or assets of SOYO, or will violate any judgment, order, injunction, decree or award against or binding upon SOYO, or upon its securities, property or business.

         (c) All information supplied to VWHC by SOYO is accurate and reliable information. None of the information supplied contains any untrue statement of a material fact or omits to make any statement of material fact necessary to make the statements therein not misleading.

         (d) From and after the date hereof there will not have been and prior to the Closing Date there will not be any material adverse changes in the financial position of SOYO assets as set forth in the Balance Sheet except changes arising in the ordinary course of business;

         (e) SOYO is not and as of the Closing Date will not be involved in any pending litigation not in the ordinary course of business or governmental investigation or proceeding not disclosed in writing to VWHC, and to the best of it's knowledge no litigation or governmental investigation or proceeding beyond the ordinary course of business is threatened against SOYO;

         (f) As of the Closing Date, SOYO will be in good standing as a Nevada corporation;

         (g) Neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or Bylaws of SOYO; will violate, conflict with or result in the breach or termination of or otherwise give any contracting party the right to terminate or constitute a default under the terms of any Agreement or instrument to which SOYO is a party or by which any of its property or assets may be bound; will result in the creation of any lien, charge or encumbrance upon the properties or assets of SOYO, will violate any judgment, order, injunction, decree or award against or binding upon SOYO or upon its securities, property or business;

7. PROHIBITED ACTS. VWHC agrees not to do any of the following acts prior to the Closing Date, and the Shareholders agree that prior to the Closing Date they will not request or permit VWHC to do any of the following acts:

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         (a) Declare or pay any dividends or other distributions on its stock or purchase or redeem any of its stock; or

         (b) Issue any stock or other securities, including any rights or options to purchase or otherwise acquire any of its stock, and shall not issue any notes or other evidences of indebtedness.

8. NATURE AND SURVIVAL OF REPRESENTATIONS: All representations, warranties and covenants made by any party in this Agreement shall survive the closing hereunder for so long as the applicable statute of limitations shall remain open. Each of the parties hereto is executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and Agreements contained in this Agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, Agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

9. APPOINTMENT OF OFFICERS AND DIRECTORS.

         (a) Upon the closing date the officers and directors of VWHC shall appointment the following new officers and directors:

          DIRECTORS:   (1)  Nancy Chu
                       (2)  Ming Tung Chok
                       (3)  Bruce Nien Fang Lin
         OFFICERS:
         PRESIDENT:  Ming Tung Chok
         SECRETARY:  Nancy Chu
         TREASURER:  Nancy Chu

10. NOTICES. Any notices which any of the parties hereto may desire to serve upon any of the parties hereto shall be in writing and shall be conclusively deemed to have been received by the parties at its address, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses:

If to current VWHC management or the VWHC SHAREHOLDERS:

Mr. Kevin Halter Jr.
2591 Dallas Parkway, Suite 102
Frisco, TX 75034
Fax:469-633-0069

If to SOYO or PURCHASERS:

Ms. Nancy Chu
41484 Christy Street
Freemont, CA  94538
Fax: 510-226-7696

With a copy to:

Claudia J. Zaman, Esq.
Claudia J. Zaman Attorney at Law
20700 Ventura Blvd., Suite 227
Woodland, Hills CA 91364
Fax: 818-277-9648

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11. PUBLICITY.  Each party hereto agrees not to issue any press releases or make any public statements (Except as required by law) with respect to the transactions contemplated hereby without the consent of the other party, and in no event shall any press release be made prior to the Closing Date hereunder.
12. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and successors and assigns of parties.

13. CHOICE OF LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.

14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same document. For purposes of executing this Agreement, a document signed and transmitted by facsimile machine or telecopier is to be treated as an original document.

15. MISCELLANEOUS:

         (a) Further Assurance: At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         (b) Waiver: Any failure on the part of any party hereto to comply with any of its obligations, Agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         (c) Time: Time is of the essence.

         (d) Severability: If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS Agreement as of the date first above written.

Vermont Witch Hazel Company, Inc.            Soyo, Inc.
a Nevada Corporation                         a Nevada Corporation


By:__________________________                By:__________________________
   Kevin Halter, President                      Ming Tung Chok, CEO

SHAREHOLDERS (OWNING NOT LESS THAN A MAJORITY OF THE SHARES OF VWHC)


By:__________________________
      Kevin Halter Jr.

PURCHASERS:

_____________________________
Ming Tung Chok


_____________________________
Nancy Chu